EXHIBIT 23
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               Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-13496) of Dow Corning Corporation of our report dated January 20, 1994 appearing on page 20 of this Form 10-K.



Price Waterhouse
Detroit, Michigan

February 11, 1994